                                                                   Exhibit 10.36
                                                                   -------------



                                 PROMISSORY NOTE
                                 ---------------

                                December 3, 1999


     FOR VALUE RECEIVED, the undersigned ("Maker") hereby promises to pay to the order of Electric Fuel Corporation, a Delaware corporation ("EFC"), ten years from the date of this note, the principal sum of One Hundred Sixty-Seven Thousand and Nine Hundred Seventy-Five dollars (U.S. $167,975), together with simple interest from the date hereof on the principal amount from time to time unpaid at a per annum rate equal to the federal funds rate announced by the Wall Street Journal on the last business day preceding the date of the note, plus 1% until the principal sum is paid in full. The Maker will pay such interest semi-annually until the principal has been paid in full, except that all accrued but unpaid interest shall be due and payable at the stated or accelerated maturity hereof. This note may be prepaid in whole or in part at any time, without premium, penalty or prior notice.

     In the event that (a) the Maker fails to make any payment of interest on this note as provided herein and such failure continues for a period of 30 days or (b) the Maker files or has filed against the Maker any petition under any bankruptcy or insolvency law or for the appointment of a receiver or makes a general assignment for the benefit of creditors, then the entire unpaid principal of this note, together with accrued interest thereon, shall automatically become immediately due and payable. No failure by the holder to take action with respect to any default hereunder shall affect its subsequent rights to take action with respect to the same or any other default. In the event of default the Maker agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, to the extent allowed by law.

     This note is secured by a pledge to EFC of the 125,000 shares of EFC's common stock, par value $.01 per share (the "Common Stock"), acquired with this note, plus an additional 125,000 shares of Common Stock previously acquired by the Maker (the "Pledged Shares"). The recourse under this note shall only be to the Pledged Shares.

     To perfect EFC's security interest in the Pledged Shares, the Maker shall deliver to EFC the stock certificate or certificates representing the Pledged Shares, together with stock powers duly endorsed in blank. EFC shall release its security interest in the Pledged Shares when all principal and interest owed hereunder have been paid in full.

     The Maker hereby waives presentment, demand, notice of nonpayment, protest and all other demands, notices and defenses (other than payment) in connection with the delivery, acceptance, performance and enforcement of this note.

     This note shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of New York.


     IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of December, 1999.


                                    /s/ Yehuda Harats
                                    -----------------------
                                    Yehuda Harats